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                                                                    EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Board of Directors
Medical Properties Trust, Inc:


We consent to the use of our report included herein and to the references to our firm under the headings "Experts", "Summary Selected Financial Data" and "Selected Financial Data" in the Prospectus.


/s/ KPMG, LLP


July 22, 2005
Birmingham, Alabama